Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2009
THIRD QUARTER RESULTS
     Long Beach, Calif., December 4, 2008 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2009 third quarter ended October 31, 2008.
Fiscal Third Quarter 2009 vs. 2008 Results:
•	Revenues increased three percent to $1,210.1 million from $1,179.7 million.

•	Net revenues increased five percent to $408.2 million from $388.9 million.

•	Operating income increased 11 percent to $53.8 million from $48.5 million.

•	Operating margin (operating income as a percentage of net revenue) improved to 13.2 percent compared to 12.5 percent.

•	Income from continuing operations was $35.8 million, or $0.36 per diluted share, compared to $34.7 million, or $0.35 per diluted share.
     “We are pleased to report growth in both revenues and operating income, as well as operating margin expansion of 70 basis points, reflecting the benefits of our cost reduction plan and our ongoing efforts to improve our operating performance,” said Roger I. MacFarlane, chief executive officer. “Freight forwarding volumes deteriorated throughout the quarter, particularly in airfreight, where growth turned negative for the first time in many years. While part of the airfreight weakness was market related, the majority resulted from steps we took to eliminate low yielding business, consistent with our more disciplined approach to net revenue growth. Yields expanded, offsetting the volume decline and demonstrating the flexibility of our forwarding model. We are also very pleased with the performance in our contract logistics and distribution segment, which produced improved operating margins in the quarter. We continued to win new logistics business and our surface distribution operations performed exceptionally well, though revenue gains in the quarter were offset by businesses that were shed through our previously announced cost reduction plan. We believe the solid performance delivered by our contract logistics and distribution segment reinforces the value of our CLIENTasONE strategy.”
     The increase in revenues was primarily due to organic growth in Europe. Acquisitions contributed to growth in revenues, but this was more than offset by the exiting of businesses through the company’s cost reduction plan and by the impact of the strengthening U.S. dollar.
     Operating expenses in the third quarter of fiscal 2009, excluding freight consolidation costs, totaled $354.3 million, an increase of four percent compared to the same period last year. The increase primarily reflects costs to support the company’s overall growth, as well as costs attributable to acquisitions, offset by benefits realized through the cost reduction plan.
     Other income in the fiscal 2009 third quarter totaled $1.0 million, compared to $3.2 million in the same period last year. Other income in last year’s third quarter included a benefit of $2.5 million resulting from the merger that was part of the Israeli acquisition in fiscal 2008.
     The company sold the remainder of its art packing business during the third quarter of fiscal 2009. The sale resulted in a gain of $2.1 million, or $0.02 per diluted share, in the fiscal 2009 third quarter, which was reported as discontinued operations in the company’s condensed consolidated statements of income. The majority of the art packing business was sold in the fiscal 2009 second quarter as part of the company’s ongoing focus on its core businesses.
     Net income was $37.9 million, or $0.38 per diluted share, in the fiscal 2009 third quarter, compared to $34.9 million, or $0.35 per diluted share, in the same period last year.
Segment Results:
     Freight Forwarding revenues (including customs brokerage) in the fiscal 2009 third quarter grew four percent, while net revenues grew 15 percent compared to the same period last year. Revenue growth was impacted by the deceleration in freight volumes, which was more than offset by improving yields. Airfreight volumes declined 14 percent in the fiscal 2009 third quarter compared to the same period last year, primarily due to the elimination of low yielding business, and to a lesser extent to overall market conditions. Ocean freight volumes increased three percent in the fiscal 2009 third quarter compared to the same period last year. Despite the lack of a peak season, operating income in Freight Forwarding in the fiscal 2009 third quarter improved 11 percent, compared to the same period last year. The operating margin in Freight Forwarding was 23.0 percent in the fiscal 2009 third quarter, compared to 23.8 percent in the third quarter last year.
     Contract Logistics and Distribution net revenues declined two percent in the fiscal 2009 third quarter, compared to the same period last year. This was primarily due to the shedding of businesses in the cost reduction plan as well as the loss earlier this year of the Baytown, Texas facility with Wal Mart. The operating margin in Contract Logistics and Distribution improved in the fiscal 2009 third quarter to 7.5 percent, compared to 6.5 percent in the same period last year, reflecting the impact of the cost reduction plan and the company’s efforts to improve its operating performance.
     MacFarlane concluded, “Looking forward, it is difficult to predict the extent to which weakening global economies will impact international trade. We believe our cost reduction plan and reorganization have put us on the right footing; we will continue to manage and build client relationships, keep a tight lid on costs and manage those areas we can control. We have been through difficult environments before and I am confident we will successfully manage through this downturn as well.”

Investor Conference Call:
     UTi management will host an investor conference call today, December 4, 2008, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2009 third quarter. Investment professionals are invited to participate in the live call by dialing 877-570-6091 (domestic) or 702-696-4824 (international) using conference ID 74605857. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 11, 2008, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 74605857.
About UTi Worldwide:

     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Safe Harbor Statement:
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its financial goals, and the outlook for the future. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to economic conditions that are adversely affecting trade volumes; the company’s clients’ demand for its services; the impact of cost reduction measures recently undertaken by the company; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$428,521	$439,471	$1,334,035	$1,118,606
Ocean freight forwarding	326,994	299,580	954,453	796,994
Customs brokerage	28,275	25,128	86,932	70,875
Contract logistics	172,913	164,335	515,126	466,232
Distribution	151,418	158,389	457,124	454,435
Other	101,986	92,774	301,974	256,937

Total revenues	1,210,107	1,179,677	3,649,644	3,164,079

Operating expenses:
Freight consolidation costs:
Airfreight forwarding	342,076	355,096	1,061,563	886,071
Ocean freight forwarding	270,989	253,636	799,433	671,300
Customs brokerage	1,302	901	4,857	2,392
Contract logistics	24,309	22,990	70,144	65,407
Distribution	107,688	103,019	327,761	297,649
Other	55,581	55,161	172,240	153,237

Staff costs	211,881	205,698	651,304	584,496
Depreciation and amortization	10,727	9,973	31,932	29,027
Amortization of intangible assets	3,458	2,051	9,639	6,089
Restructuring and impairments	—	—	6,036	—
Other operating expenses	128,252	122,614	393,610	345,522

Total operating expenses	1,156,263	1,131,139	3,528,519	3,041,190

Operating income	53,844	48,538	121,125	122,889

Interest expense, net	(4,091)	(3,924)	(12,689)	(11,753)
Other income	1,047	3,224	1,680	2,690

Pretax income	50,800	47,838	110,116	113,826
Provision for income taxes	14,237	12,284	29,692	31,087

Income before minority interests	36,563	35,554	80,424	82,739
Minority interests	(770)	(807)	(2,803)	(2,539)

Income from continuing operations	35,793	34,747	77,621	80,200

Discontinued operations:
Operating income, net of tax	—	138	144	472
Gain on sale, net of tax	2,088	—	7,404	—

Net income	$37,881	$34,885	$85,169	$80,672

Basic earnings per share:
Continuing operations	$0.36	$0.35	$0.78	$0.81
Discontinued operations	0.02	—	0.08	—

	$0.38	$0.35	$0.86	$0.81

Diluted earnings per share:
Continuing operations	$0.36	$0.35	$0.77	$0.80
Discontinued operations	0.02	—	0.07	—

	$0.38	$0.35	$0.84	$0.80

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,511,519	99,274,975	99,342,654	99,017,693
Diluted shares	100,892,907	100,347,982	100,935,780	100,223,934

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2008	2008
	(Unaudited)
Assets

Cash and cash equivalents	$247,606	$289,141
Trade receivables, net	841,525	865,019
Deferred income tax assets	19,345	18,768
Other current assets	88,031	79,207

Total current assets	1,196,507	1,252,135

Property, plant and equipment, net	163,493	154,123
Goodwill and other intangible assets, net	564,865	617,861
Investments	3,108	2,765
Deferred income tax assets	16,597	17,311
Other non-current assets	16,108	30,481

Total assets	$1,960,678	$2,074,676

Liabilities & Shareholders’ Equity

Bank lines of credit	$103,695	$113,199
Short-term borrowings	5,749	5,913
Current portion of long-term borrowings	66,667	33,333
Current portion of capital lease obligations	16,643	21,701
Trade payables and other accrued liabilities	720,989	817,058
Income taxes payable	14,940	12,622
Deferred income tax liabilities	4,335	5,030

Total current liabilities	933,018	1,008,856

Long-term borrowings	149,574	178,047
Capital lease obligations	21,668	30,612
Deferred income tax liabilities	39,016	38,063
Retirement fund obligations	4,581	4,287
Other non-current liabilities	17,489	19,322

Minority interests	18,409	21,289

Commitments and contingencies

Shareholders’ equity:
Common stock	448,203	435,355
Retained earnings	428,264	349,237
Accumulated other comprehensive loss	(99,544)	(10,392)

Total shareholders’ equity	776,923	774,200

Total liabilities and shareholders’ equity	$1,960,678	$2,074,676

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$85,169	$80,672
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	8,107	6,872
Depreciation and amortization	32,157	29,304
Amortization of intangible assets	9,639	6,089
Deferred income taxes	96	(329)
Uncertain tax positions	(1,918)	—
Gain on sale of subsidiary	(7,404)	—
Tax benefit relating to exercise of stock options	868	1,211
Excess tax benefits from share-based compensation	(464)	(402)
Gain on disposal of property, plant and equipment	(1,050)	(20)
Minority interest and other	3,560	195
Changes in operating assets and liabilities	(55,952)	(86,136)

Net cash provided by operating activities	72,808	37,456

Investing Activities:
Purchases of property, plant and equipment	(39,365)	(23,720)
Proceeds from disposal of property, plant and equipment	2,453	2,049
Proceeds from sale of subsidiary	11,995	—
Decrease/(increase) in other non-current assets	4,721	(3,655)
Acquisitions and contingent earn-out payments	(30,736)	(66,410)
Other	(3,735)	(922)

Net cash used in investing activities	(54,667)	(92,658)

Financing Activities:
Increase in bank lines of credit	5,378	15,285
Increase/(decrease) in short-term borrowings	198	(1,700)
Repayment of long-term borrowings	(307)	(484)
Repayment of capital lease obligations	(18,953)	(15,517)
Dividends paid to minority interests	(567)	—
Net proceeds from the issuance of ordinary shares	4,422	4,746
Excess tax benefits from share-based compensation	464	402
Dividends paid	(6,141)	(5,926)

Net cash used in financing activities	(15,506)	(3,194)

Effect of foreign exchange rate changes on cash and cash equivalents	(44,170)	18,377

Net decrease in cash and cash equivalents	(41,535)	(40,019)
Cash and cash equivalents at beginning of period	289,141	278,408

Cash and cash equivalents at end of period	$247,606	$238,389

The condensed consolidated statements of cash flows include the activities of discontinued operations.

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$844,813	$365,294	$—	$1,210,107

Freight consolidation costs	653,918	148,027	—	801,945
Staff costs	99,101	110,149	2,631	211,881
Depreciation and amortization	4,213	6,470	44	10,727
Amortization of intangible assets	1,316	2,142	—	3,458
Other operating expenses	42,424	82,235	3,593	128,252

Total operating expenses	800,972	349,023	6,268	1,156,263

Operating income/(loss)	$43,841	$16,271	$(6,268)	53,844

Interest expense, net				(4,091)
Other income				1,047

Pretax income				50,800
Provision for income taxes				14,237

Income before minority interests				36,563
Minority interests				(770)

Income from continuing operations				35,793
Discontinued operations:
Operating income, net of tax				—
Gain on sale, net of tax				2,088

Net income				$37,881

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2007
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$812,141	$367,536	$—	$1,179,677

Freight consolidation costs	645,666	145,137	—	790,803
Staff costs	84,655	118,169	2,874	205,698
Depreciation and amortization	3,506	6,387	80	9,973
Amortization of intangible assets	—	2,051	—	2,051
Other operating expenses	38,775	81,300	2,539	122,614

Total operating expenses	772,602	353,044	5,493	1,131,139

Operating income/(loss)	$39,539	$14,492	$(5,493)	48,538

Interest expense, net				(3,924)
Other income				3,224

Pretax income				47,838
Provision for income taxes				12,284

Income before minority interests				35,554
Minority interests				(807)

Income from continuing operations				34,747
Discontinued operations:
Operating income, net of tax				138
Gain on sale, net of tax				—

Net income				$34,885

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$2,547,142	$1,102,502	$—	$3,649,644

Freight consolidation costs	1,986,297	449,701	—	2,435,998
Staff costs	301,161	342,822	7,321	651,304
Depreciation and amortization	11,928	19,793	211	31,932
Amortization of intangible assets	3,006	6,633	—	9,639
Restructuring and impairments	2,382	3,654	—	6,036
Other operating expenses	131,704	248,592	13,314	393,610

Total operating expenses	2,436,478	1,071,195	20,846	3,528,519

Operating income/(loss)	$110,664	$31,307	$(20,846)	121,125

Interest expense, net				(12,689)
Other income				1,680

Pretax income				110,116
Provision for income taxes				29,692

Income before minority interests				80,424
Minority interests				(2,803)

Income from continuing operations				77,621
Discontinued operations:
Operating income, net of tax				144
Gain on sale, net of tax				7,404

Net income				$85,169

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2007
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$2,118,453	$1,045,626	$—	$3,164,079

Freight consolidation costs	1,658,257	417,799	—	2,076,056
Staff costs	243,522	332,048	8,926	584,496
Depreciation and amortization	9,950	18,890	187	29,027
Amortization of intangible assets	—	6,089	—	6,089
Other operating expenses	108,524	229,482	7,516	345,522

Total operating expenses	2,020,253	1,004,308	16,629	3,041,190

Operating income/(loss)	$98,200	$41,318	$(16,629)	122,889

Interest expense, net				(11,753)
Other income				2,690

Pretax income				113,826
Provision for income taxes				31,087

Income before minority interests				82,739
Minority interests				(2,539)

Income from continuing operations				80,200
Discontinued operations:
Operating income, net of tax				472
Gain on sale, net of tax				—

Net income				$80,672

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income
EMENA	$284,813	$62,985	$73,542	$42,080	$10,646
Americas	171,385	214,768	44,609	112,639	19,557
Asia Pacific	289,690	9,723	46,515	6,070	14,882
Africa	98,925	77,818	26,229	56,478	15,027
Corporate	—	—	—	—	(6,268)

Total	$844,813	$365,294	$190,895	$217,267	$53,844

	Three months ended October 31, 2007
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income
EMENA	$235,161	$60,876	$57,074	$31,432	$10,906
Americas	162,219	218,873	43,862	127,708	16,903
Asia Pacific	319,342	9,112	42,166	6,459	15,343
Africa	95,419	78,675	23,373	56,800	10,879
Corporate	—	—	—	—	(5,493)

Total	$812,141	$367,536	$166,475	$222,399	$48,538

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution		Restructuring
	Forwarding	Distribution	Net	Net	Operating	and
	Revenue	Revenue	Revenue	Revenue	Income	Impairments
EMENA	$878,102	$201,390	$223,826	$127,076	$30,652	$1,584
Americas	502,930	644,148	129,837	342,897	40,286	3,722
Asia Pacific	870,480	26,516	133,798	17,018	38,683	240
Africa	295,630	230,448	73,384	165,810	32,350	490
Corporate	—	—	—	—	(20,846)	—

Total	$2,547,142	$1,102,502	$560,845	$652,801	$121,125	$6,036

	Nine months ended October 31, 2007
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution		Restructuring
	Forwarding	Distribution	Net	Net	Operating	and
	Revenue	Revenue	Revenue	Revenue	Income	Impairments
EMENA	$616,594	$173,512	$155,475	$88,747	$27,664	$—
Americas	440,160	630,530	122,485	365,008	46,024	—
Asia Pacific	794,697	23,885	117,101	16,621	35,812	—
Africa	267,002	217,699	65,135	157,451	30,018	—
Corporate	—	—	—	—	(16,629)	—

Total	$2,118,453	$1,045,626	$460,196	$627,827	$122,889	$—